EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260985, 333-264070 and 333-273013 on Form S-8 of our report dated March 30, 2026, relating to the consolidated financial statements of Lulu’s Fashion Lounge Holdings, Inc. appearing in this Annual Report on Form 10-K for the fiscal year ended December 28, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

March 30, 2026